As filed with the Securities and Exchange Commission on May 9, 2003
Registration No. 333-41660

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

PAIN THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-1911336
(State of incorporation)	(I.R.S. Employer Identification No.)

416 Browning Avenue
South San Francisco, CA 94080
(650) 624-8200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1998 STOCK PLAN

(Full title of the plan)
REMI BARBIER
President and Chief Executive Officer
and Director
Pain Therapeutics, Inc.
416 Browning Way
South San Francisco, CA 94080
(650) 624-8200
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters
Gavin McCraley
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class		Offering	Aggregate	Amount of
of Securities to	Amount to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share(2)	Price	Fee

Common Stock
$0.001 par value	2,350,000	$3.37	$7,919,500	$640.69

(1)	Represents additional 2,350,000 shares of Common Stock available for issuance under the Registrant’s 1998 Stock Plan, as a result of provisions in the Registrant’s 1998 Stock Plan that allow automatic annual increases of Common Stock available for issuance under such plan.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on May 5, 2003.

Statement Under General Instruction E
Registration of Additional Securities

     Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-41660) are incorporated by reference into this Registration Statement.

PART II
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     Michael J. O’Donnell of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is a Director and Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant. Individual members and persons associated with Wilson Sonsini Goodrich & Rosati beneficially own an aggregate of approximately 66,714 shares of the Registrant’s common stock and have been granted options to purchase an aggregate of approximately 75,000 shares of the Registrant’s common stock.

Item 8. Exhibits.

Exhibit
Number	Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of KPMG LLP, Independent Auditors
23.3	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 5).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pain Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 9th day of May, 2003.

PAIN THERAPEUTICS, INC.

By:	/s/ Remi Barbier

Remi Barbier
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Remi Barbier his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Remi Barbier Remi Barbier	President, Chief Executive Officer and Director (Principle Executive Officer)	May 9, 2003

/s/Peter S. Roddy Peter S. Roddy	Chief Financial Officer (Principal Accounting and Financial Officer)	May 9, 2003

/s/Robert Z. Gussin Robert Z. Gussin, Ph.D.	Director	May 9, 2003

/s/Nadav Friedmann Nadav Friedmann, M.D., Ph.D.	Director	May 9, 2003

/s/Michael J. O’Donnell Michael J. O’Donnell	Director	May 9, 2003

/s/Sanford R. Robertson Sanford R. Robertson	Director	May 9, 2003

/s/Richard G. Stevens Richard G. Stevens, CPA	Director	May 9, 2003

INDEX TO EXHIBITS

Sequentially
Exhibit		Numbered
Number	Exhibit Document	Page

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see page 5)